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                                                                  EXHIBIT (b)(1)

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                         UNANIMOUS CONSENT OF DIRECTORS
                                  MAY 15, 1992



The undersigned, being all of the Directors of Connecticut General Life, Insurance Company (the "Company"), hereby consent and agree that the following resolutions are adopted as the action of the Board of Directors of the Company in lieu of a meeting of the Board:

         ESTABLISHMENT OF CG VARIABLE ANNUITY SEPARATE ACCOUNT

         WHEREAS, Section 38a-433 of the Connecticut Insurance Laws permits a domestic life insurance company to establish one or more separate accounts; and

         WHEREAS, it is desired that the Company create such a separate account to house certain of its variable annuity products;

         NOW, THEREFORE, BE IT RESOLVED: That a separate account referred to herein as "CG Variable Annuity Separate Account" is hereby established.

         FURTHER RESOLVED: That the assets of CG Variable Annuity Separate Account shall be derived solely from (a) sale of variable annuity products, (b) funds corresponding to dividend accumulation with respect to investment of such assets, and (c) advances made by the Company in connection with operation of CG Variable Annuity Separate Account.

         FURTHER RESOLVED: That this Company shall maintain in CG Variable Annuity Separate Account assets with a fair market value at least equal to the statutory valuation reserves for the variable annuity policies.

         FURTHER RESOLVED: That the officers of the Company be, and each of them hereby is, authorized in his or her discretion, as the Company may deem appropriate from time to time, in accordance with applicable laws and regulations (a) to divide CG Variable Annuity Separate Account into divisions and subdivisions, with each division or subdivision investing in shares of designated classes of designated investment companies or other appropriate securities, (b) to modify or eliminate any such divisions or subdivisions, (c) to designate further any division or subdivision thereof and (d) to change the designation of CG Variable Annuity Separate Account to another designation.

         FURTHER RESOLVED: That the officers of the Company be, and each of them hereby is, authorized to invest cash from the Company's general account in CG Variable Annuity Separate Account or in any division
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         or subdivision thereof as may be deemed necessary or appropriate to facilitate the commencement of the operations of CG Variable Annuity Separate Account or to meet any minimum capital requirements under the Investment Company Act of 1940 and to transfer cash or securities from time to time between the Company's general account and CG Variable Annuity Separate Account as deemed necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the variable annuity policies issued by the Company providing for allocations to CG Variable Annuity Separate Account.

         FURTHER RESOLVED: That the income, gains, and losses (whether or not realized) from assets allocated to CG Variable Annuity Separate Account shall, in accordance with any variable annuity policies issued by the Company providing for allocations to CG Variable Annuity Separate Account, be credited to or charged against CG Variable Annuity Separate Account without regard to the other income, gains, or losses of the Company.

         FURTHER RESOLVED: That authority is hereby delegated to the President of the Company to adopt procedures regarding, among other things, criteria by which the Company shall afford a pass-through of voting rights to the owners of variable annuity policies providing for allocation to CG Variable Annuity Separate Account with respect to the shares of any investment companies which are held in CG Variable Annuity Separate Account.

         FURTHER RESOLVED: That the officers of the Company be, and each of them hereby is, authorized and directed to prepare and execute any necessary agreements to enable CG Variable Annuity Separate Account to invest or reinvest the assets of CG variable Annuity Separate Account in securities issued by investment companies registered under the Investment Company Act of 1940 or other appropriate securities as the officers of the Company may designate pursuant to the provisions of the variable annuity policies providing for allocations to CG variable Annuity Separate Account.

         FURTHER RESOLVED: That the Company may register under the Securities Act of 1933 variable annuity policies, or units of interest thereunder, under which amounts will be allocated by the Company to CG Variable Annuity Separate Account to support reserves for such policies and, in connection therewith, the officers of the Company be, and each of them hereby is, authorized, to prepare, execute and file with the
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         Securities and Exchange Commission, in the name and on behalf of the
         Company, registration statements under the Securities Act of 1933, including prospectuses, supplements, exhibits and other documents relating thereto, and amendments to the foregoing, in such form as the officer executing the same may deem necessary or appropriate.

         FURTHER RESOLVED: That the officers of the Company be, and each of them hereby is, authorized to take all actions necessary to register CG Variable Annuity Separate Account as a unit investment trust under the Investment Company Act of 1940 and to take such related actions as they deem necessary and appropriate to carry out the foregoing.

         FURTHER RESOLVED: That the officers of the Company be, and each of them hereby is, authorized to prepare, execute and file with the Securities and Exchange Commission, applications and amendments thereto for such exemptions from or orders under the Investment Company Act of 1940 and the Securities Act of 1933, and to request from the Securities and Exchange Commission no action and interpretative letters as they may from time to time deem necessary or desirable.

         FURTHER RESOLVED: That the officers of the Company be, and each of them hereby is, authorized to prepare, execute and file all periodic reports required under the Investment Company Act of 1940 and the Securities Exchange Act of 1934.

         FURTHER RESOLVED: That the Chief Counsel of the Company, or the person as is designated by him from time to time, is hereby appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto, and to exercise powers given to such agent by the Securities Act of 1933 and the Rules thereunder and any other necessary Acts.

         FURTHER RESOLVED: That the officers of the Company be, and each of them hereby is, authorized to effect in the name and on behalf of the Company, all such registrations, filings and qualifications under blue sky or other applicable securities laws and regulations and under insurance securities laws and insurance laws and regulations of such states and other jurisdictions as they may deem necessary or appropriate, with respect to the Company, and with respect to any variable annuity policies under which amounts will be allocated by the Company to CG Variable Annuity Separate Account to support
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         reserves for such policies; such authorization shall include registration, filing and qualification of the Company and of said policies, as well as registration, filing and qualification of officers, employees and agents of the Company as brokers, dealers, agents, salespersons, or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service of process and other instruments, and to take all such action as the officer executing the same or taking such action may deem necessary or desirable.

         FURTHER RESOLVED: That the officers of the Company be, and each of them hereby is, authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof.

Dated as of May 15, 1992.



/s/ JOHN G. DAY                                    /s/ MICHAEL L. DESMOND
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John G. Day                                        Michael L. Desmond


/s/ David G. Devereaux                             /s/ Lawrence P. English
-----------------------------                      -----------------------------
David G. Devereaux                                 Lawrence P. English


/s/ JOSEPH M. FITZGERALD                           /s/ Stephen H. Matheson
-----------------------------                      -----------------------------
Joseph M. Fitzgerald                               Stephen H. Matheson


/s/ Melvin E. Ollestad                             /s/ Arthur C. Reeds, III
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Melvin E. Ollestad                                 Arthur C. Reeds, III


/s/ James G. Stewart                               /s/ George R. Trumbull
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James G. Stewart                                   George R. Trumbull